Exhibit 8.2

OFFICE ADDRESS	18-20, rue Edward Steichen L-2540 LUXEMBOURG
TELEPHONE	+352 4662 30
FAX	+352 466 234
INTERNET	loyensloeff.lu

To: Criteo
17, Boulevard F.W. Raiffeisen
L-2411 Luxembourg, Grand Duchy of Luxembourg

RE	Luxembourg tax opinion – Criteo

DATE	August 5, 2026
1INTRODUCTION
We have acted as special legal counsel on certain matters of Luxembourg tax law to Criteo in connection with the Registration Statement.
2DEFINITIONS
2.1Capitalised terms used but not (otherwise) defined herein are used as defined in the Schedules to this opinion letter.
2.2In this opinion letter:
Criteo means a public limited liability company (société anonyme) organised and existing in accordance with Luxembourg law, with registered office at 17, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, Grand Duchy of Luxembourg, in the process of being registered with the Luxembourg Trade and Companies Register (Registre du Commerce et des Sociétés).
Merger means the cross-border merger of Criteo with and into Criteo Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Criteo, with Criteo Holdings, Inc. as surviving company.
Reviewed Document means the document listed in Schedule 1 (Reviewed Document).
SEC means the United States Securities and Exchange Commission.
Securities Act means the U.S. Securities Act of 1933, as amended.

OFFICE ADDRESS	18-20, rue Edward Steichen L-2540 LUXEMBOURG
TELEPHONE	+352 4662 30
FAX	+352 466 234
INTERNET	loyensloeff.lu
Shareholders Meeting means the general meeting of Criteo’s shareholders called to obtain the approval by Criteo’s shareholders of the Merger, as further described in the Registration Statement.
3SCOPE OF INQUIRY
3.1For the purpose of rendering this opinion letter, we have only examined and relied upon an electronically transmitted copy of the Reviewed Document.
3.2We have not reviewed and express no opinion on any document incorporated by reference or referred to in the Reviewed Document.
4NATURE OF OPINION
4.1This opinion letter speaks as of the date hereof. We only express an opinion on matters of Luxembourg tax law in force on the date of this opinion letter, excluding unpublished case law. We undertake no obligation to update it or to advise of any changes in such laws or case law, their construction or application.
4.2Except as expressly stated in this opinion letter, we do not express an opinion on public international law or on the rules of, or promulgated under, any treaty or by any treaty organisation or European law (save for rules implemented into Luxembourg law or directly applicable in Luxembourg), on regulatory and tax matters (including EMIR, AIFMD, MiFID II, MiFIR, SFTR, SFDR, the Securitisation Regulation and DAC 6 (including, in each case, their respective EU and national delegated or implementing legislation or regulation)), as well as on transfer pricing, competition, data protection law (including GDPR), intellectual property law, labour law, accounting or administrative law, sanction laws and regulations or as to the consequences thereof.
4.3Our opinion letter is strictly limited to the matters stated herein. We do not express any opinion on matters of fact, on the commercial and other non-legal aspects of the transactions contemplated by the Registration Statement and any other document examined in connection with this opinion letter, except as expressly stated in this opinion letter.
4.4In this opinion letter, Luxembourg legal concepts are sometimes expressed in English terms and not in their original French or German terms. The concepts concerned may not be identical to the concepts described by the same English term as they exist under the laws of other jurisdictions. In addition, for the purpose of different areas of Luxembourg law, a term may have a different meaning than for the purpose of other areas of Luxembourg law. The meaning to be attributed to the concepts described by the English terms shall be the meaning to be attributed to the equivalent Luxembourg concepts under the relevant area of Luxembourg law.
4.5This opinion letter may only be relied upon under the express condition that any issue of interpretation or liability arising hereunder will be governed by Luxembourg law and be brought exclusively before the courts of the district of Luxembourg-City.

OFFICE ADDRESS	18-20, rue Edward Steichen L-2540 LUXEMBOURG
TELEPHONE	+352 4662 30
FAX	+352 466 234
INTERNET	loyensloeff.lu
4.6This opinion letter is issued by LOYENS & LOEFF LUXEMBOURG SARL and may only be relied upon under the express condition that any liability of LOYENS & LOEFF LUXEMBOURG SARL is limited to the amount paid out under its professional liability insurance policies. Only LOYENS & LOEFF LUXEMBOURG SARL can be held liable in connection with this opinion letter.
5OPINION
5.1The opinion expressed in this paragraph 5 (Opinion) should be read in conjunction with the assumptions set out in Schedule 2 (Assumptions) and the qualification set out in Schedule 3 (Qualification). On the basis of these assumptions and subject to the qualification and any factual matters or information not disclosed to us in the course of our investigation, we are of the opinion that as at the date of this opinion letter.
5.2The statements made in the Registration Statement under the captions “Luxembourg Tax Considerations”, insofar as they purport to constitute statements of Luxembourg tax law or legal conclusions, constitute our opinion and are materially correct.
6CONSENT
6.1This opinion letter is an exhibit to the Registration Statement and may be relied upon solely for the purpose of the registration of the Registration Statement in accordance with the Securities Act. It may not be supplied, and its contents may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the registration with the SEC.
6.2We consent to the filing of this opinion with the SEC as exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

OFFICE ADDRESS	18-20, rue Edward Steichen L-2540 LUXEMBOURG
TELEPHONE	+352 4662 30
FAX	+352 466 234
INTERNET	loyensloeff.lu

Yours faithfully,
LOYENS & LOEFF LUXEMBOURG SARL

/s/ Frédéric Franckx	/s/ Kévin Emeraux
Frédéric Franckx [1]	Kévin Emeraux[2]
Avocat à la Cour	Avocat
1 Acting as representative (mandataire) of LOYENS & LOEFF LUXEMBOURG SARL.
2 Acting as representative (mandataire) of LOYENS & LOEFF LUXEMBOURG SARL.

OFFICE ADDRESS	18-20, rue Edward Steichen L-2540 LUXEMBOURG
TELEPHONE	+352 4662 30
FAX	+352 466 234
INTERNET	loyensloeff.lu
Schedule 1
REVIEWED DOCUMENT
The registration statement on form S-4 to be filed with the SEC under the Securities Act for Criteo dated August 5, 2026 (the Registration Statement) excluding any exhibits and annexes attached thereto.

OFFICE ADDRESS	18-20, rue Edward Steichen L-2540 LUXEMBOURG
TELEPHONE	+352 4662 30
FAX	+352 466 234
INTERNET	loyensloeff.lu
Schedule 2
ASSUMPTIONS
The opinion in this opinion letter is subject to the following assumptions:
1DOCUMENTS
1.1All original documents are authentic, all signatures (whether handwritten or electronic) are genuine and were inserted or agreed to be inserted by the relevant individual, and all copies are complete and conform to the originals.
2INCORPORATION, EXISTENCE, REGISTERED OFFICE
2.1Prior to the Merger, Criteo has its registered office (siège statutaire) and its central administration (administration centrale) in Luxembourg.
3MERGER
3.1The draft terms of the Merger will be approved by the Shareholders Meeting as set out in the Registration Statement.
3.2All factual matters and statements included in the Registration Statement are true and complete.
4EXECUTION
4.1All individuals who signed the Reviewed Document have legal capacity and power under all relevant laws and regulations to do so.
5MISCELLANEOUS
5.1Each transaction entered into pursuant to, or in connection with, the Reviewed Document (both together and individually) is based on genuine legal and economic considerations and each payment and transfer made by, on behalf of, or in favour of, Criteo, are made at arm’s length.
5.2Each party to the Reviewed Document entered into and will perform its obligations under the Reviewed Document to which it is a party in good faith, for the purpose of carrying out its business and without any intention to defraud or deprive of any legal benefit any other party (including third party creditors) or to circumvent any mandatory law, regulation of any jurisdiction or contractual arrangements.
5.3There are no provisions in the laws of any jurisdiction (other than Luxembourg) or in the Registration Statement, which would adversely affect, or otherwise have any negative impact on this opinion letter.

OFFICE ADDRESS	18-20, rue Edward Steichen L-2540 LUXEMBOURG
TELEPHONE	+352 4662 30
FAX	+352 466 234
INTERNET	loyensloeff.lu
Schedule 3
QUALIFICATION
The opinion in this opinion letter is subject to the following qualification:
1FAIR SUMMARY
Although the sections contained under the caption “Luxembourg Tax Considerations” in the Registration Statement are a correct and fair summary of the Luxembourg tax law as to the matters set forth therein, they do not constitute, however, a complete and detailed description of all Luxembourg tax laws which apply to such matters.